EXHIBIT 10.1

XENOGEN CORPORATION

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This Amended and Restated Investors’ Rights Agreement (the “Agreement”) is made as of July 8, 2003 by and among Xenogen Corporation, a Delaware corporation (the “Company”), and the individuals and entities listed on Exhibit A attached hereto (the “Investors”). This Agreement amends and restates the Amended and Restated Investors’ Rights Agreement dated as of April 30, 2003 (the “Prior Agreement”).

1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Conversion Stock” shall mean the shares of Common Stock issued or issuable upon conversion of the Shares.

“Holder” shall mean the holders of Registrable Securities or securities convertible into Registrable Securities and any person holding such securities to whom the rights under this Agreement have been transferred in accordance with Section 2.13 hereof.

“Preferred Stock” shall mean the Company’s Series AA Preferred Stock.

“Registrable Securities” means (i) the Conversion Stock, and (ii) any Common Stock of the Company issued or issuable with respect to, or in exchange for or in replacement of the Conversion Stock or other securities convertible into or exercisable for Conversion Stock upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event; provided, however, that shares of Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction.

The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

“Registration Expenses” shall mean all expenses, except as otherwise stated below, incurred by the Company in complying with Sections 2.5, 2.6 and 2.7 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, up to one (1) counsel to the selling Holders (with fees and expenses not to exceed $25,000), blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

“Restricted Securities” shall mean the securities of the Company bearing the legend set forth in Section 2.2 hereof.

“Securities Act” shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Selling Expenses” shall mean all legal fees and expenses in excess of $25,000 for a single counsel to the selling stockholders, all legal fees and expenses of more than one (1) counsel to all the selling stockholders, underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders.

“Shares” shall mean the shares of the Company’s Preferred Stock held by the Investors and their permitted assigns.

2. Restrictions on Transferability of Securities; Compliance with Securities Act; Registration Rights.

2.1 Restrictions on Transferability. The Shares and the Conversion Stock shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Section 2. The Investors will cause any proposed purchaser, assignee, transferee, or pledgee of the Shares or the Conversion Stock held by the Investors to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Section 2.

2.2 Restrictive Legend. Each certificate representing (i) the Shares, (ii) the Conversion Stock or (iii) any other securities issued in respect of the Shares or the Conversion Stock upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 2.3 below) be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.

The Investors and Holders consent to the Company making a notation on its records and giving instructions to any transfer agent of the Shares or the Conversion Stock in order to implement the restrictions on transfer established in this Section 2.

2.3 Notice of Proposed Transfers. The holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 2.3. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities (other than (i) a transfer not involving a change in beneficial ownership, or (ii) in transactions involving the distribution without consideration of Restricted Securities by any Holder to any of its partners, members, or retired partners or members, or to the estate of any of its partners, members or retired partners or members, (iii) a transfer to any fund, individual, partnership or company which is an affiliate of the transferor, which is not a competitor of the Company, subject to compliance with applicable securities laws, or (iv) transfers in compliance with Rule 144, so long as the Company is furnished with satisfactory evidence of compliance with such Rule), unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder’s intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accompanied, at such holder’s expense, by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall be, reasonably satisfactory to the Company addressed to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or (ii) a “no action” letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company. Each certificate evidencing the Restricted Securities transferred as above provided shall bear the appropriate restrictive legend set forth in Section 2.2 above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for such holder and in the reasonable opinion of the Company such legend is not required in order to establish compliance with any provision of the Securities Act.

2.4 Removal of Restrictions on Transfer of Securities. Any legend referred to in Section 2.2 hereof stamped on a certificate evidencing the Restricted Securities and the stock transfer instructions and record notations with respect to such Restricted Security shall be removed and the Company shall issue a certificate without such legend to the holder of such Restricted Security if such security is registered under the Securities Act, or if such holder provides the Company with an opinion of counsel (which may be counsel for the Company) reasonably acceptable to the Company to the effect that a public sale or transfer of such security may be made without registration under the Securities Act or such holder provides the Company with reasonable assurances, which may, at the option of the Company, include an opinion of counsel satisfactory to the Company, that such security can be sold pursuant to Rule 144 under the Securities Act.

2.5 Requested Registration.

(a) Request for Registration. If the Company shall receive at any time after the earlier of (A) December 31, 2004 or (B) six (6) months after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or an SEC Rule 145 transaction), a written request from Holders of at least a majority of the Registrable Securities that the Company effect any registration, qualification or compliance with respect to at least thirty-five percent (35%) of the Registrable Securities, or any lesser number of shares of Registrable Securities if the anticipated aggregate offering price exceeds $10,000,000, the Company will:

(i) within twenty (20) days of the receipt by the Company of such notice, give written notice of the proposed registration, qualification or compliance to all other Holders; and

(ii) as soon as practicable, use its best efforts to effect such registration, qualification or compliance (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after receipt of such written notice from the Company.

Notwithstanding the foregoing, the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 2.5:

(A) In any particular jurisdiction in which the Company would be required to qualify as a foreign corporation, subject itself to taxation in that jurisdiction or execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(B) During the period starting with the date sixty (60) days prior to the Company’s estimated date of filing of, and ending on the date six (6) months immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan); provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

(C) After the Company has effected two (2) such registrations pursuant to this Section 2.5(a) and such registrations have been declared or ordered effective; provided, further, that all Registrable Securities requested to be included in such registration were in fact included in such registration; or

(D) If the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed in the near future, then the Company’s obligation to use its best efforts to register, qualify or comply under this Section 2.5 shall be deferred for a period not to exceed one hundred twenty (120) days from the date of receipt of written request from the Holders; provided, however, that the Company shall not exercise such right more than once in any twelve (12) month period.

Subject to the foregoing clauses (A) through (D), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable, after receipt of the request or requests of the Holders.

(b) Underwriting. In the event that a registration pursuant to Section 2.5 is for a registered public offering involving an underwriting, the Company shall so advise the Holders as part of the notice given pursuant to Section 2.5(a)(i). In such event, the right of any Holder to include Registrable Securities in a registration pursuant to Section 2.5 shall be conditioned upon such Holder’s participation in the underwriting arrangements required by this Section 2.5, and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided herein.

The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter of recognized national standing selected for such underwriting by a majority of the Holders proposing to distribute their securities through such underwriting and reasonably acceptable to the Company. Notwithstanding any other provision of this Section 2.5, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities and other securities to be distributed through such underwriting. The Company shall so advise all Holders distributing their securities through such underwriting of such limitation and the number of shares of Registrable Securities that may be included in the registration (and underwriting, if any) shall be allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested by such Holders to be included in such Registration Statement. No Registrable Securities excluded from the underwriting by reason of the Underwriters marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Holder or Holders to the nearest 100 shares. In no event shall the number of Registrable Securities underwritten in an offering be limited unless and until all shares held by persons other than the Holders of Registrable Securities and the Company are completely excluded from such offering.

If any Holder of Registrable Securities disapproves of the terms of the underwriting, such Holder may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration, and such Registrable Securities shall not be transferred in a public distribution prior to 180 days after the effective date of such registration, or such other shorter period of time as the underwriters may require. The Company may impose stop transfer instructions with its transfer agent in order to enforce the foregoing covenant.

2.6 Company Registration.

(a) Notice of Registration. If at any time or from time to time the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than (i) a registration relating solely to employee benefit plans, (ii) a registration relating solely to a Rule 145 transaction, or (iii) the initial public offering of the Company’s securities the Company will:

(i) promptly give to each Holder written notice thereof; and

(ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within twenty (20) days after receipt of such written notice from the Company, by any Holder.

(b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2.6(a)(i). In such event the right of any Holder to registration pursuant to Section 2.6 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein.

(i) All Holders proposing to distribute their securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 2.6, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities and other securities to be distributed through such underwriting. The Company shall so advise all Holders distributing their securities through such underwriting of such limitation and the number of shares of Registrable Securities that may be included in the registration (and underwriting, if any) shall be allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested by such Holders to be included in such Registration Statement but in no event shall the amount of securities of the selling Holders included in the offering be reduced below twenty-five percent (25%) of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company’s securities, in which case the selling stockholders may be excluded if the underwriters make the determination described above and no other stockholder’s securities are included. For purposes of the preceding provision concerning apportionment, for any selling stockholder which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons or any other affiliate shall be deemed to be a single “selling stockholder,” and any pro-rata reduction with respect to such “selling stockholders” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “selling stockholders,” as defined in this sentence. No Registrable Securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Holder or Holders to the nearest 100 shares. In no event shall the number of Registrable Securities underwritten in an offering be limited unless and until all shares held by persons other than the Holders of Registrable Securities are completely excluded from such offering.

(ii) If any Holder or Holders disapprove of the terms of any such underwriting, such Holder or Holders may elect to withdraw therefrom by written notice to the Company and the managing underwriter. The Registrable Securities and/or other securities excluded or withdrawn from such underwriting shall also be withdrawn from such registration, and shall not be transferred in a public distribution prior to 180 days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require.

(c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.6 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.8 hereof.

2.7 Registration on Form S-3.

(a) If any Holder or Holders request in writing that the Company file a registration statement on Form S-3 (or any successor form to Form S-3), or any similar short-form registration statement, for a public offering of Registrable Securities, the reasonably anticipated aggregate price to the public of which, net of underwriting discounts and commissions (if any), would exceed $1,000,000 and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall use its best efforts to cause such Registrable Securities to be registered on such form for the offering and to cause such Registrable Securities to be qualified in such jurisdictions as the Holder or Holders may reasonably request. The provisions of Section 2.6(b) shall be applicable to each registration initiated under this Section 2.7. The Company will use its best efforts to cause such registration statement on Form S-3 to remain effective for the period referred to in Section 2.9(a) herein.

(b) Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 2.7: (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act; (ii) more than twice in any twelve (12) month period; (iii) if the Company, within ten (10) days of the receipt of the request of the initiating Holders, gives notice of its bona fide intention to effect the filing of a registration statement with the Commission within sixty (60) days of receipt of such request (other than with respect to a registration statement relating to a Rule 145 transaction, or an offering solely to employees); or (iv) if the Company shall furnish to such Holder a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its stockholders for registration statements to be filed in the near future, then the Company’s obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed 120 days from the receipt of the request to file such registration by such Holder; provided, however, that the Company shall not exercise such right under this (iv) more than once in any twelve-month period.

2.8 Expenses of Registration. The Company shall bear all Registration Expenses in connection with all registrations pursuant to Sections 2.5, 2.6 or 2.7 herein, exclusive of any Selling Expenses. All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the holders of securities included in such registration pro rata among each other on the basis of the number of shares so registered; provided, however, that the Company shall not be required to pay for any expenses of any registration if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless the registration was pursuant to Section 2.5 and the Holders of a majority of the Registrable Securities agree to forfeit their right to a demand registration pursuant to Section 2.5, if applicable; provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects (including a material drop in market price) of the Company which did not exist at the time of their request, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 2.5, if applicable.

2.9 Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Section 2, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

(a) Prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for thirty (30) days (in the case of registrations pursuant to Section 2.5 and 2.6), ninety (90) days (in the case of registrations pursuant to 2.7), or less if the distribution described in the Registration Statement has been completed.

(b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(c) Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities.

(d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g) Furnish, at the request of a majority of the Holders participating in the registration, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in connection with an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and if permitted by applicable accounting standards, to the Holders requesting registration of Registrable Securities.

2.10 Indemnification.

(a) The Company will indemnify each Holder, each of its officers, directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 2, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission)

to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers, directors, partners and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder, controlling person or underwriter specifically for use therein, or the failure of such Holder to deliver a Prospectus that was delivered to the Holder prior to a sale or sales by such Holder.

(b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other Holder, each of its officers, directors, partners and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder specifically for use therein. Notwithstanding the foregoing, the liability of each Holder under this subsection (b) shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of the shares sold by such Holder under such registration statement bears to the total public offering price of all securities sold thereunder, but not to exceed the net proceeds received by such Holder from the sale of Registrable Securities covered by such registration statement. A Holder will not be required to enter into any agreement or undertaking in connection with any registration under this Section 2 providing for any indemnification or contribution on the part of such Holder greater than the Holder’s obligations under this Section 2.10(b).

(c) Each party entitled to indemnification under this Section 2.10 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2 unless the failure to give such notice is materially prejudicial to an Indemnifying Party’s ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses but shall bear the expense of such defense nevertheless. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

(d) If the indemnification provided for under paragraphs (a) through (c) of this Section 2.10 is unavailable or insufficient to hold harmless an indemnified party under such paragraphs in respect of any losses, claims, damages or liabilities or actions in respect thereof referred to therein, then each indemnifying party shall in lieu of indemnifying such indemnified party contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or actions in such proportion as appropriate to reflect the relative fault of the Company, on the one hand, and the underwriters and the Holder of such Registrable Securities, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or actions as well as any other relevant equitable considerations, including the failure to give any notice under paragraph (c) of this Section 2.10. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the Company, on the one hand, or the underwriters or the Holders of such Registrable Securities, on the other, and to the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each of the Holders agrees that it would not be just and equitable if contributions pursuant to this paragraph were determined by pro rata allocation (even if all of the Holders of such Registrable Securities were treated as one entity for such purpose) or by any other method of allocation which did not take account of the equitable considerations referred to above in this paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or action in respect thereof, referred to above in this paragraph, shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph, no Holder shall be required to contribute any amount in excess of the lesser of (i) the proportion that the public offering price of shares sold by such Holder under such registration statement bears to the total public offering price of all securities sold thereunder, but not to exceed the net proceeds received by such Holder for the sale of Registrable Securities covered by such registration statement and (ii) the amount of any damages which they would have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act), shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

2.11 Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 2.

2.12 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to:

(a) Use its best efforts to make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Securities Exchange Act of 1934, as amended.

(b) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (at any time after it has become subject to such reporting requirements);

(c) Register its Common Stock under Section 12 of the Exchange Act as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective.

(d) So long as an Investor owns any Restricted Securities to furnish to the Investor forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Securities Exchange Act of 1934 (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as an Investor may reasonably request in availing itself of any rule or regulation of the Commission allowing an Investor to sell any such securities without registration.

2.13 Transfer of Registration Rights. The rights to cause the Company to register securities granted Holders under Sections 2.5, 2.6 and 2.7 may be transferred or assigned to (i) a transferee or assignee who acquires at least 250,000 shares of Registrable Securities or (ii) to any transferee or assignee who is an affiliate or constituent partner of a Holder or the estate of such constituent partner, provided that (x) the transferor or assignor provides the Company prompt written notice of such transfer or assignment, (y) the transferee or assignee becomes a party to this Agreement and (z) such transfer or assignment may otherwise be effected in accordance with applicable securities laws. For the purposes of determining the number of shares of Registrable Securities held by a transferor or assignor, or transferee or assignee, the holdings of affiliates of transferors or assignors, or transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership.

2.14 Market Standoff Agreement. In connection with the initial public offering of the Company’s securities, each Holder agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of or hedge its ownership risks of any securities of the Company (other than those included in the registration) without the prior written consent of the Company or managing underwriters, as the case may be, for one hundred eighty (180) days from the effective date of such registration provided that all officers and directors of the Company, and all holders of five or more percent of the Company’s capital stock enter into similar agreements for similar periods of time. Each Holder agrees that the Company may impose stop transfer instructions in order to enforce the foregoing covenant. Each Holder agrees to execute any agreement reflecting the foregoing as may be reasonably requested by the managing underwriters at the time of the Company’s initial underwritten public offering.

2.15 Termination of Registration Rights. The rights granted under this Section 2 shall terminate on the earlier of (i) the fifth anniversary of the consummation of the first firm commitment underwritten public offering of the Company’s securities pursuant to an effective registration statement filed under the Securities Act or (ii) as to a given Holder, when such Holder can sell all of such Holder’s Registrable Securities in a ninety (90) day period pursuant to Rule 144 under the Securities Act.

2.16 Limitations on Subsequent Registration Right. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 2.6 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included or (b) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in Section 2.5(a) or within one hundred twenty (120) days of the effective date of any registration affected pursuant to Section 2.5(a).

3. Investors’ Right of First Refusal.

3.1 Right of First Refusal Upon Issuances of Securities by the Company.

(a) The Company hereby grants, on the terms set forth in this Section 3.1, to each Investor who (with affiliates) holds at least 1,000,000 Shares or Conversion Stock, the right of first refusal to purchase all or any part of such Investor’s pro rata share of the New Securities (as defined in Section 3.1(b)) which the Company may, from time to time, propose to sell and issue. Such Investors may purchase said New Securities on the same terms and at the same price at which the Company proposes to sell the New Securities. The pro rata share of each Investor, for purposes of this right of first refusal, is the ratio of the total number of shares of Common Stock held by such Investor, including any shares of Common Stock into which shares of Preferred Stock held by such Investor are convertible, to the total number of shares of Common Stock outstanding immediately prior to the issuance of the New Securities (including any shares of Common Stock into which outstanding shares of Preferred Stock are convertible and shares of Common Stock issuable upon exercise of outstanding options and warrants).

(b) “New Securities” shall mean any capital stock of the Company, whether now authorized or not, and any rights, options or warrants to purchase said capital stock, and securities of any type whatsoever that are, or may become, convertible into said capital stock; provided, however, that New Securities does not include (i) the Shares, (ii) the Conversion Stock, (iii) securities offered pursuant to a bona fide firm commitment public offering underwritten by a nationally recognized investment bank pursuant to an effective registration statement filed by the Company under the Securities Act, (iv) securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets of such corporation or other reorganization which have been approved by the Board of Directors, (v) all shares of Common Stock or other securities issued or issuable to officers, directors, employees, scientific advisors or consultants of the Company pursuant to any plan or arrangement approved by the Board of Directors of the Company, including approval by all of the Directors elected by the holders of the Preferred Stock, (vi) securities issued, upon the approval of the Board of Directors of the Company, pursuant to corporate collaborations, agreements to license technology and/or provide sponsored research which have been approved by the Board of Directors, including approval by all of the Directors elected by the holders of the Preferred Stock, and (vii) securities issued to lending or leasing institutions pursuant to arrangements approved by the Board of Directors of the Company.

(c) In the event the Company proposes to undertake an issuance of New Securities, it shall give to the Investors written notice (the “Notice”) of its intention, describing the type of New Securities, the price, the terms upon which the Company proposes to issue the same, and a statement as to the number of days from receipt of such Notice within which the Investors must respond to such Notice. The Investors shall have thirty (30) days from the date of receipt of the Notice to purchase any or all of their pro rata portion of the New Securities for the price and upon the terms specified in the Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased and forwarding payment for such New Securities to the Company if immediate payment is required by such terms, or in any event no later than thirty (30) days after the date of receipt of the Notice.

(d) In the event the Investors fail to exercise in full the right of first refusal within said thirty (30) day period, the Company shall have ninety (90) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within thirty (30) days from date of said agreement) to sell the New Securities (including any New Securities which were to be sold and issued to the Investors and any New Securities as to which the Investors’ rights were not exercised), at a price and upon general terms no more favorable to the purchasers thereof than specified in the Notice. In the event the Company has not sold the New Securities within said ninety (90) day period (or sold and issued New Securities in accordance with the foregoing within thirty (30) days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities without first offering such securities to the Investors in the manner provided above.

(e) The right of first refusal granted under this Section 3.1 shall expire upon:

(i) The closing of the Company’s first bona fide firm commitment public offering underwritten by a nationally recognized investment bank pursuant to an effective registration statement filed by the Company under the Securities Act; or

(ii) For each Investor, the date on which such Investor (with its affiliates) no longer holds a minimum of 1,000,000 Shares or Conversion Stock.

4. Voting and Required Sale. If (i) any person or entity offers to acquire all or substantially all of the stock, assets or business of the Company, by merger, sale of assets or otherwise, (ii) such transaction is approved by the Board of Directors of the Company, (iii) a majority of the Preferred Stock then held by all holders of the Preferred Stock consent in writing (including by means of a proxy or stockholder consent voting in favor of such transaction) to such transaction and (iv) the liability of each stockholder in such transaction is several (and not joint) and does not exceed the lesser of such stockholder’s pro rata portion of any claim (calculated on the basis of the proceeds payable to such stockholder in relation to the aggregate proceeds payable to all stockholders in the transaction) or the purchase price payable to such stockholder, then each party to this Agreement shall be obligated to (a) vote all of his, her or its Preferred Stock or any other voting equity securities held by him, her or it in favor of such transaction, to the extent any such vote is required for the consummation of such transaction, (b) sell, transfer or exchange all of his, her or its Preferred Stock or any other equity securities held by him, her or it, in connection with such transaction on the same terms as those consented to by such Investors (with appropriate adjustment to reflect the conversion of convertible securities and the preference and priorities of the Preferred Stock) and (c) execute and deliver such instruments of conveyance and transfer and take such other action, including executing any purchase agreement, merger agreement, indemnity agreement, escrow agreement or related documents, as may be reasonably required by the Company in order to carry out the terms and provisions of this Section 4. If a party to this Agreement fails or refuses to vote or sell his, her or its Preferred Stock or any other equity securities held by him, her or it, as required by, or votes his, her or its Preferred Stock or any other equity securities held by him, her or it, in contravention of, this Section 4, then such party hereby grants to the Chief Executive Officer and Chief Financial Officer of the Company an irrevocable proxy, coupled with an interest, to vote such Preferred Shares or any other equity securities held by him, her or it, in accordance with Section 4, and hereby appoints the Chief Executive Officer and Chief Financial Officer of the Company and each of them acting singly, his, her or its attorney in fact, to sell such Preferred Shares or any other equity securities held by him, her or it, in accordance with the terms of this Section 4. At the closing of such transaction, each of the parties to this Agreement shall deliver, against receipt of the consideration payable in such transaction, certificates representing the Preferred Stock or any other equity securities held by him, her or it, which such party holds of record or beneficially, with all endorsements necessary for transfer. In the event that any party fails or refuses to comply with the provisions of this Section 4, the Company, the Investors and the purchaser in such transaction, at their option, may elect to proceed with such transaction notwithstanding such failure or refusal and, in such event and upon tender of the specified consideration to any such party, the rights of any such party with respect to the Preferred Stock of such party shall cease.

No party to this Agreement shall be a party to any transaction or series of transactions that involves the sale, to any person or entity or group of affiliated persons or entities, of shares of capital stock representing a majority of the voting power of all outstanding capital stock of the Company unless all holders of Preferred Stock are allowed to participate in such transaction and the consideration received pursuant to such transaction is allocated among the parties thereto in the manner specified in the Company’s Amended and Restated Articles of Incorporation.

5. Affirmative Covenants of the Company and the Investors. The Company hereby covenants and agrees as follows:

5.1 Financial Information. The Company will provide Investors who hold at least 1,000,000 Shares or Conversion Stock with the reports set forth below.

(a) As soon as practicable after the end of each fiscal year, and in any event within one ninety (90) days thereafter, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of income and consolidated statements of changes in financial position of the Company and its subsidiaries, if any, for such year, prepared in accordance with United States generally accepted accounting principles and setting forth in each case in comparative form the figures for the previous fiscal year (or, at the election of the Company, setting forth in comparative form the budgeted figures for the fiscal year then reported), all in reasonable detail and audited by independent public accountants of national standing selected by the Company, and a comparison of such financial statements to the operating budget of the Company.

(b) As soon as practicable after the end of each calendar month, and in any event within twenty (20) days thereafter, unaudited consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such month, and unaudited consolidated statements of income and consolidated statements of changes in financial position of the Company and its subsidiaries, if any, for such month prepared in accordance with United States generally accepted accounting principles and setting forth in each case in comparative form the figures for the year to date, in reasonable detail, and a comparison of such financial statements to the operating budget of the Company

(c) At least one month prior to the start of the fiscal year, annual and monthly management projections and budgets in monthly detail.

(d) At such Holder’s expense, the right to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Investor; provided, however, that the Company shall not be obligated pursuant to this Section 4.1(d) to provide access to any information which it reasonably considers to be trade secret or similar confidential information.

(e) The Company shall deliver an ERISA letter reflecting the rights of the Investors set forth in this Section 5.1 upon request of any Investor who holds at least 1,000,000 Shares or Conversion Stock.

5.2 Assignment of Rights to Financial Information. The rights granted pursuant to Section 5.1 may be transferred or assigned to (i) a transferee or assignee who acquires at least 1,000,000 Shares or Conversion Stock or (ii) to any transferee or assignee who is an affiliate or constituent partner of a Holder or the estate of such constituent partner, provided that (x) the transferor or assignor provides the Company prompt written notice of such transfer or assignment, (y) such transfer or assignment may otherwise be effected in accordance with applicable securities laws and (z) the transferee or assignee becomes party to this Agreement. For the purposes of determining the number of Shares or Conversion Stock held by a transferor or assignor, or transferee or assignee, the holdings of affiliates of transferors or assignors, or transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership.

5.3 Election of Directors. The Company shall make reasonable efforts to ensure that a majority of the members of the Board of Directors shall be comprised of representatives of the holders of Series AA Preferred Stock (the “Series AA Holders”) (the “Series AA Preferred Directors”). The Series AA Holders hereby agree to take all necessary actions to effect the provisions of this Section 5.3.

5.4 Financial Committee. As soon as reasonably practicable following the date hereof, the Company will reconstitute its Audit Committee of the Board of Directors as a Finance and Audit Committee of the Board of Directors (the “Committee”) comprised of no more than four members. The officers of the Company will report to the Committee according to an agenda established and approved by the Committee and the Committee will monitor the Company’s expenses, budget and revenues. The Committee shall report to the Board of Directors and any regular board observers from time to time at regularly scheduled meetings of the Board of Directors.

5.5 Executive Search Committee. As soon as reasonably practicable following the date hereof (but in any event within 60 days of the date hereof) the Company will create and maintain an executive search committee of the Board of Directors (the “Search Committee”). The Search Committee will initially consist of the representatives to the Board of Directors from the four (4) largest shareholders of the Series AA Preferred Stock, and will at no time consist of more than five (5) members, none of who shall be an employee of the Company. A majority of the members of the Search Committee will be Series AA Preferred Directors, and one of the members will be the representative of Abingworth Management Inc. The Search Committee will, at the direction of a majority of Series AA Preferred Directors whenever necessary, initiate a search for new members of the senior management (the “Senior Management”) of the Company. For avoidance of doubt, such initiation will not constitute constructive termination of employment of the acting Chief Executive

Officer of the Company or of any other members of the Senior Management. The Search Committee will have the authority to recommend candidates for Senior Management to the entire Board of Directors for approval. The Search Committee will be maintained for at least three years from the date hereof, provided however, that the Search Committee will be maintained beyond that date as necessary to complete any ongoing search.

5.6 Termination of Covenants. The covenants set forth in Sections 5.1, 5.2, 5.3, 5.4 and 5.5 shall terminate and be of no further force or effect upon the closing of the Company’s first bona fide firm commitment public offering underwritten by a nationally recognized investment bank pursuant to an effective registration statement filed by the Company under the Securities Act, or earlier as to a particular Investor on the date such Investor (with affiliates) no longer holds a minimum of 1,000,000 Shares or Conversion Stock.

6. Miscellaneous.

6.1 Waivers and Amendments. Subject to Section 5.3 hereof, with the written consent of the Company and the record holders of more than fifty percent (50%) of the Shares and Conversion Stock, the obligations of the Company and the rights of the other parties to this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely), and with the same consent the Company, when authorized by resolution of its Board of Directors, may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement; provided, however, that no such waiver or supplemental agreement shall reduce the aforesaid percentage of the Shares and Conversion Stock which is required to consent to any waiver or supplemental agreement, without the consent of the record holders of all of the Registrable Securities. Notwithstanding the foregoing, additional purchasers of shares of the Company’s Series AA Preferred Stock under the Series AA Stock Purchase Agreement may be subsequently added as parties to this Agreement as Investors and shall be bound by and entitled to the terms, benefits and conditions herein by the execution of this Agreement or a signature page to this Agreement.

6.2 Waiver of Right of First Refusal. All rights of the Investors under Section 3 of the Prior Agreement are hereby waived with respect to the issuance of the Company’s Series AA Preferred Stock, including without limitation the right of first refusal and the right to notice. This waiver shall be binding upon all parties to the Prior Agreement upon the execution of this Agreement by the holders of more than fifty percent of the Shares and Conversion Stock pursuant to Section 5.1 of the Prior Agreement.

6.3 Governing Law. This Agreement shall be governed in all respects by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California.

6.4 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE COMPANY OR THE INVESTORS IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

6.5 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

6.6 Entire Agreement. The Series AA Preferred Stock Purchase and Exchange Agreement, dated as of an even date herewith, by and among the Company and the Investors listed therein, this Agreement and the other documents delivered at the Closing (as defined in the Series AA Preferred Stock Purchase and Exchange Agreement) constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

6.7 Notices. All notices and other communications required or permitted hereunder shall be effective upon receipt and shall be in writing and may be delivered in person, by telecopy, electronic mail, overnight delivery service or U.S. mail, in which event it may be mailed by first-class, certified or registered, postage prepaid, addressed (a) if to an Investor or Holder, at such address as such Investor or Holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such securities who has so furnished an address to the Company, or (b) if to the Company, at such address as the Company shall have furnished to the Investors in writing. Notwithstanding the foregoing, all notices and communications to addresses outside the United States shall be given by telecopier and confirmed in writing sent by overnight or two-day courier service.

6.8 Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

6.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Signature pages to this Agreement received by the Company via facsimile shall be deemed the same as originals.

6.10 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided, that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

[Remainder of page intentionally left blank]

The foregoing Amended and Restated Investor’s Rights Agreement is hereby executed as of the date first above written.

“COMPANY”

XENOGEN CORPORATION a Delaware corporation

By:	/s/ PAMELA REILLY CONTAG

Print Name:

Title:

XENOGEN AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT SIGNATURE PAGE

The foregoing Amended and Restated Investor’s Rights Agreement is hereby executed as of the date first above written.

“INVESTORS”

ABINGWORTH BIOVENTURES III A L.P.

By:	/s/ LINDSAY A. WEISSBERG, Esq. Attorney in Fact

Print Name: Lindsay A. Weissberg Attorney in Fact

Title:	Attorney-in-Fact

ABINGWORTH BIOVENTURES III B L.P.

By:	/s/ LINDSAY A. WEISSBERG, Esq. Attorney in Fact

Print Name: Lindsay A. Weissberg Attorney in Fact

Title:	Attorney-in-Fact

ABINGWORTH BIOVENTURES III C L.P.

By:	/s/ LINDSAY A. WEISSBERG, Esq. Attorney in Fact

Print Name: Lindsay A. Weissberg Attorney in Fact

Title:	Attorney-in-Fact

ABINGWORTH BIOVENTURES III EXECUTIVES L.P.

By:	/s/ LINDSAY A. WEISSBERG, Esq. Attorney in Fact

Print Name: Lindsay A. Weissberg Attorney in Fact

Title:	Attorney-in-Fact

XENOGEN AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT SIGNATURE PAGE

The foregoing Amended and Restated Investor’s Rights Agreement is hereby executed as of the date first above written.

“INVESTORS”

BRENTWOOD AFFILIATES FUND

By:	/s/ BRIAN ATWOOD

Print Name: Brian Atwood

Title:	Managing Member

BRENTWOOD ASSOCIATES VIII, L.P.

By:	/s/ BRIAN ATWOOD

Print Name: Brian Atwood

Title:	Managing Member

XENOGEN AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT SIGNATURE PAGE

The foregoing Amended and Restated Investor’s Rights Agreement is hereby executed as of the date first above written.

“INVESTORS”

CMEA VENTURES LIFE SCIENCES 2000, L.P.

By:	/s/ illegible

Print Name:

Title:

CMEA VENTURES LIFE SCIENCES 2000, CIVIL LAW PARTNERSHIP

By:	/s/ illegible

Print Name:

Title:

XENOGEN AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT SIGNATURE PAGE

The foregoing Amended and Restated Investor’s Rights Agreement is hereby executed as of the date first above written.

“INVESTORS”

EUCLID SR BIOTECHNOLOGY PARTNERS LP

By: EuclidSR Biotechnology Associates, L.P.

By:	/s/ MILTON J. PAPPAS

Print Name: Milton J. Pappas

Title:	General Partner

EUCLID SR PARTNERS, LP
By: EuclidSR Associates, L.P., its General Partner

By:	/s/ MILTON J. PAPPAS

Print Name: Milton J. Pappas

Title:	General Partner

XENOGEN AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT SIGNATURE PAGE

The foregoing Amended and Restated Investor’s Rights Agreement is hereby executed as of the date first above written.

“INVESTORS”

HARVARD PRIVATE CAPITAL HOLDINGS, INC.

By:	/s/ MICHAEL R. EISENSON

Print Name: Michael R. Eisenson

Title:	Authorized Signatory

XENOGEN AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT SIGNATURE PAGE

The foregoing Amended and Restated Investor’s Rights Agreement is hereby executed as of the date first above written.

“INVESTORS”

MDS (CANADA) INC.

By:	/s/ PETER BRENT

Print Name: Peter Brent

Title:	Vice President & Assistant Secretary

XENOGEN AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT SIGNATURE PAGE

The foregoing Amended and Restated Investor’s Rights Agreement is hereby executed as of the date first above written.

“INVESTORS”

MILEPOST VENTURES, L.P.

By:	/s/ CHRISTINE B. CORDARO

Print Name: Christine B. Cordaro

Title:	General Partner

XENOGEN AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT SIGNATURE PAGE

The foregoing Amended and Restated Investor’s Rights Agreement is hereby executed as of the date first above written.

“INVESTORS”

SR ONE LIMITED

By:	/s/ R. J. WHITAKER

Print Name: R. J. Whitaker

Title:	Vice President

XENOGEN AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT SIGNATURE PAGE

EXHIBIT A

Name and Address	Number of Shares of Series AA Preferred Stock *
Abingworth Bioventures III A L.P. Abingworth Management Inc. 2465 East Bayshore Road Suite 348 Palo Alto, CA 94303 Attention: Michael Bigham	6,081,923

Abingworth Bioventures III B L.P. Abingworth Management Inc. 2465 East Bayshore Road Suite 348 Palo Alto, CA 94303 Attention: Michael Bigham	3,712,638

Abingworth Bioventures III C L.P. Abingworth Management Inc. 2465 East Bayshore Road Suite 348 Palo Alto, CA 94303 Attention: Michael Bigham	2,223,900

Abingworth Bioventures III Executives L.P. Abingworth Management Inc. 2465 East Bayshore Road Suite 348 Palo Alto, CA 94303 Attention: Michael Bigham	96,923

Harris Berenholz Invemed Associates, Incorporated 375 Park Avenue New York, NY 10152-0189	19,438

Dr. Anton Berns W. De Zwygulannan 66 2082 BD SANTPOORT-ZUID Holland	9,431

Brentwood Affiliates Fund 3000 Sand Hill Road Building 1, Suite 260 Menlo Park, CA 94025	230,631

Name and Address	Number of Shares of Series AA Preferred Stock *
Brentwood Associates VIII, L.P. 3000 Sand Hill Road Building 1, Suite 260 Menlo Park, CA 94025	6,667,244

Robert D. Brownell 440 Birch Street Redwood City, CA 94062	24,654

David W. Carter 860 Atlantic Avenue Alameda, CA 94501	148,039

Chevron Technology Ventures LLC 6001 Bollinger Canyon Road San Ramon, CA 94583	3,016,506

CMEA Ventures Life Sciences 2000, Civil Law Partnership One Embarcadero Center, Suite 3250 San Francisco, CA 94111	197,076

CMEA Ventures Life Sciences 2000, L.P. One Embarcadero Center, Suite 3250 San Francisco, CA 94111	2,982,687

Euclid SR Biotechnology Partners, LP 45 Rockefeller Plaza, Suite 3240 New York, NY 10111	2,824,377

Euclid SR Partners, LP 45 Rockefeller Plaza, Suite 3240 New York, NY 10111	2,824,377

GATX Ventures, Inc. 3687 Mt. Diablo Boulevard, Suite 200 Lafayette, CA 94549	188,678

General Electric Capital Corporation 100 California Street, 10th Floor San Francisco, CA 94111	1,694,670

Dr. Alan Goldberg 100 Harborview Dr., Suite 1802 Baltimore, MD 21230	37,433

Albert P. Halluin c/o Howrey & Simon 301 Ravenswood Ave. Menlo Park, CA 94025	5,096

Name and Address	Number of Shares of Series AA Preferred Stock *
Harvard Private Capital Holdings, Inc. c/o Charlesbank Capital Partners, LLC 600 Atlantic Avenue Boston, MA 02210-2203	11,648,240

HSBC Bank Plc c/o Montagu Private Equity Limited Vintners Place 68 Upper Thames Street London, EC4V 3PE, U.K.	1,886,789

Invemed Fund, LP 375 Park Avenue New York, NY 10152-0189	2,132,643

Invemed Associates LLC 375 Park Avenue New York, NY 10152-0189	364,493

Mark L. Kermit and/or Penny Kermit, TTEES The Kermit Trust U/A/D 10/6/87 FBO Mark and Penny Kermit 91 La Cuesta Orinda, CA 94563	32,075

MDS (Canada) Inc. 100 International Boulevard Toronto, Ontario CANADA M9W 6L6	7,711,263

Milepost Ventures, L.P. 220 Montgomery Street, Suite 946 San Francisco, CA 94104	564,857

William B. Owens 924 Crown Way Avenue Baton Rouge, LA 70806	2,405

P&E Ventures 3300 Hillview Avenue Palo Alto, CA 94304-1203	43,739

Pictet Funds -- Biotech Bd Georges – Favon P.O. Box 5130, CH-1211 Geneva 11, Switzerland	1,509,430

Name and Address	Number of Shares of Series AA Preferred Stock *
Plan A Attention: Steve Eng 1200 Villa Street Mountain View, CA 94041	16,037

Mitchel Sayare ImmunoGen, Inc. 128 Sidney Street Cambridge, MA 02139-4239	61,683

SC BioSciences Corporation Attn: Kikuko Isono Izumi Shiba-Daimon Building 3F 2-2-11 Shiba-Daimon, Minato-ku, Tokyo, 105-0012 Japan	1,923,076

H. Alan and Judith L. Schwettman 557 Vista Drive San Carlos, CA 94070	32,075

Baldwin Smith, Jr. Invemed Associates, Incorporated 375 Park Avenue New York, NY 10152-0189	24,298

Todd and Cecelia Smith TTEES FBO The Smith Family Trust 685 Wildwood Lane Palo Alto, CA 94303	184,380

SR One Limited 200 Barr Harbor Drive, Suite 250 Four Tower Bridge W. Conshohocken, PA 19428-2977	4,691,767

Andrew Taussig 33 E. 70th Street New York, NY 10021	48,598

Thomas Teague c/o Salem Nationlease Corp Attn: Steven Dula P.O. Box 24788 245 Charlois Blvd Winston-Salem, NC 27114	24,298

WS Investment Company 95B 650 Page Mill Road Palo Alto, CA 94304	19,909

Name and Address	Number of Shares of Series AA Preferred Stock *
WS Investment Company LLC (2003A) 650 Page Mill Road Palo Alto, CA 94304	23,830